UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2007

Alon USA Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32567	74-2966572
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7616 LBJ Freeway, Suite 300, Dallas, Texas		75251
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 367-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Israel Discount Bank Credit Facility.

On July 19, 2007, Alon USA Energy, Inc. (the "Company"), Alon USA, LP ("Alon LP"), a subsidiary of the Company, and certain of Alon LP’s direct and indirect subsidiaries entered into a Third Amendment to Amended Revolving Credit Agreement (the "Third Amendment") amending its revolving credit facility with Israel Discount Bank of New York, acting as administrative agent, co-arranger, collateral agent and lender, and Bank Leumi USA, acting as co-arranger and lender (as amended, the "IDB Credit Facility"). The IDB Credit Facility is jointly and severally guaranteed by the Company and all of its subsidiaries except for its retail subsidiaries and the subsidiaries of Alon Paramount Holdings, Inc. (excluding Alon Pipeline Logistics, LLC).

The Third Amendment terminated a requirement to maintain a stated minimum consolidated net worth as well as a requirement that Alon USA, Inc., a subsidiary of the Company, deliver audited annual consolidated financial statements and reviewed quarterly consolidated financial statements. The Third Amendment is effective as of June 29, 2007.

A copy of the Third Amendment is attached as Exhibit 10.1 and is hereby incorporated by reference. The description of the Third Amendment contained herein is qualified in its entirety by reference to the full text thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Third Amendment to Amended Revolving Credit Agreement, dated as of June 29, 2007, among Alon USA, LP, the guarantor companies and financial institutions named therein, Israel Discount Bank of New York and Bank Leumi USA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.

July 19, 2007	By:	Harlin R. Dean

Name: Harlin R. Dean
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Amended Revolving Credit Agreement, dated as of June 29, 2007, among Alon USA, LP, the guarantor companies and financial institutions named therein, Israel Discount Bank of New York and Bank Leumi USA.